As filed with the Securities and Exchange Commission
                              on October --, 1998
                                                      Registration No. 333------
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               ------------------

                    CENTRAL HUDSON GAS & ELECTRIC CORPORATION
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)
     NEW YORK                                                   14-0555980
 (STATE OR OTHER JURISDICTION OF                             (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NUMBER)

                                284 SOUTH AVENUE
                        POUGHKEEPSIE, NEW YORK 12601-4879
                                 (914) 452-2000
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                     JOHN E. MACK III, CHAIRMAN OF THE BOARD
                                284 SOUTH AVENUE
                        POUGHKEEPSIE, NEW YORK 12601-4879
                                 (914) 486-5239
                                       OR
                     WILLIAM P. REILLY, ASSISTANT SECRETARY
                            ONE CHASE MANHATTAN PLAZA
                          NEW YORK, NEW YORK 10005-1401
                                 (212) 344-5680

            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENTS FOR SERVICE)

                                -----------------

                        COPIES OF ALL COMMUNICATIONS TO:
                              DAVID P. FALCK, ESQ.
                       WINTHROP, STIMSON, PUTNAM & ROBERTS
                             ONE BATTERY PARK PLAZA
                          NEW YORK, NEW YORK 10004-1490
                            (COUNSEL FOR THE AGENTS)
                                 (212) 858-1438

                                -----------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the Registration Statement becomes effective, when warranted by market conditions and other factors.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|_____________________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|___________________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                                   CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                PROPOSED MAXIMUM             PROPOSED MAXIMUM           AMOUNT OF
     TITLE OF EACH CLASS OF               AMOUNT TO BE           OFFERING PRICE             AGGREGATE OFFERING        REGISTRATION
   SECURITIES TO BE REGISTERED            REGISTERED(1)            PER UNIT(1)                   PRICE(1)                  FEE
------------------------------------------------------------------------------------------------------------------------------------
Debt Securities . . . . . . . . . . . .    $45,000,000                100%                      $45,000,000              $13,275
------------------------------------------------------------------------------------------------------------------------------------

(1) Exclusive of accrued interest, if any, and estimated solely for the purpose of calculating the registration fee.

Pursuant to Rule 429 under the Securities Act of 1933, the prospectus filed as a part of this Registration Statement also relates to $65,000,000 aggregate amount of Debt Securities registered pursuant to Registration Statement No. 33-56349, in respect of which a registration fee in the amount of $22,425 was previously paid.

                 AMENDMENT FILED IN ACCORDANCE WITH RULE 473(a)

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                  SUBJECT TO COMPLETION, DATED OCTOBER 13, 1998


PROSPECTUS


                    CENTRAL HUDSON GAS & ELECTRIC CORPORATION

                                 DEBT SECURITIES

     By this prospectus, we may offer from time to time up to $110,000,000 of our Debt Securities. The Debt Securities may be issued in one or more series and will be unsecured. Any series may provide for one or more issuances of Debt Securities. The Debt Securities of each series or issuance will be offered on terms to be determined at the time of sale. The Debt Securities may be issued as individual securities in registered form, or as one or more global securities in registered form.

     WE WILL PROVIDE THE SPECIFIC TERMS OF THE DEBT SECURITIES IN ONE OR MORE SUPPLEMENTS TO THIS PROSPECTUS. YOU SHOULD READ THIS PROSPECTUS AND THE APPLICABLE SUPPLEMENTS CAREFULLY BEFORE YOU INVEST.

     We may offer the Debt Securities in any of the following ways:

             o    directly;
             o    through agents;
             o    through dealers; or
             o through one or more underwriters or a syndicate of underwriters in an underwritten offering.

We will describe the plan of distribution for any Debt Securities in the applicable supplements. "Plan of Distribution" inside also provides more information on this topic.
                             -----------------------

       THE DEBT SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAVE ANY OF THESE ORGANIZATIONS DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             -----------------------

                 THE DATE OF THIS PROSPECTUS IS OCTOBER _, 1998

                                TABLE OF CONTENTS
                                                                            PAGE

About this Prospectus......................................................   2
Where You Can Find More Information........................................   2
The Company................................................................   3
Use of Proceeds............................................................   4
Ratios of Earnings to Fixed Charges........................................   4
Description of the Debt Securities.........................................   5
Legal Opinions and Experts.................................................  11
Plan of Distribution.......................................................  11


                              ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement (No. 333-________) that we filed with the Securities and Exchange Commission ("SEC") utilizing a "shelf" registration process. Under this shelf process, we may offer, from time to time, the Debt Securities described in this prospectus in one or more offerings with a total aggregate principal amount not to exceed $110,000,000. This prospectus provides you with a general description of the Debt Securities we may offer. Each time we offer Debt Securities, we will provide you with a prospectus supplement and, if applicable, a pricing supplement. The prospectus supplement and any applicable pricing supplement will describe the specific amounts, prices and terms of the Debt Securities being offered. The prospectus supplement and any applicable pricing supplement may also add, update or change information in this prospectus. Please carefully read this prospectus, the applicable prospectus supplement and any applicable pricing supplement, together with the information contained in the documents referred to under the heading "Where You Can Find More Information."


                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements, and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public over the Internet at the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents that we have filed with the SEC and our future filings with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until our offering of the Debt Securities is completed:

      o  Annual Report on Form 10-K for the year ended December 31, 1997;

      o Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, and June 30, 1998; and

      o Current Reports on Form 8-K dated January 7, 1998, February 10, 1998, July 24, 1998 (as amended by Amendment No. 1 on Form 8-K/A dated August 4, 1998 and October 9, 1998).

     You may obtain a copy of these filings, at no cost, by writing to or telephoning us at the following address:

                            Treasurer
                            Central Hudson Gas & Electric Corporation
                            284 South Avenue
                            Poughkeepsie, New York 12601-4879
                            (914) 486-5254

     YOU SHOULD RELY ONLY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT, AND IN ANY PRICING SUPPLEMENT. WE HAVE AUTHORIZED NO ONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS, ANY APPLICABLE PROSPECTUS SUPPLEMENT OR ANY PRICING SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE COVER OF THE DOCUMENT. WE ARE NOT MAKING AN OFFER OF THE DEBT SECURITIES IN ANY STATE IN WHICH THE OFFER OR SALE IS NOT PERMITTED.


                                   THE COMPANY

     Central Hudson Gas & Electric Corporation is a public utility that serves the Mid-Hudson River Valley region of New York State. We or our predecessors have been in business since 1900. We generate, purchase, transmit and sell electricity and purchase, transport and sell natural gas. Our principal executive office is located at 284 South Avenue, Poughkeepsie, New York 12601-4879 and our telephone number is (914) 452-2000.

     Total revenues and operating income before income taxes (expressed as percentages), derived from our electric and gas operations accounted for approximately the following percentages of total revenues and operating income before income taxes for each of the last three years:

                            Percent of                 Percent of Operating
                          Total Revenues           Income Before Income Taxes
                       ---------------------       --------------------------
                       Electric          Gas          Electric         Gas
                       --------          ---          --------         ---
    1997............      80%            20%             85%           15%
    1996............      81%            19%             88%           12%
    1995............      80%            20%             90%           10%

     For the year ended December 31, 1997, we served an average of 266,471 electric and 61,402 natural gas customers monthly. Our total electric revenues during that period were derived from the following sources (approximate):

      o  43% from residential customers;
      o  31% from commercial customers;
      o  17% from industrial customers; and
      o  9% from other utilities and miscellaneous sources.

     Our total natural gas revenues during that period were derived from the following sources (approximate):

      o  43% from residential customers;
      o  32% from commercial customers;
      o  5% from industrial customers;
      o  15% from interruptible customers; and
      o 5% from miscellaneous sources (including revenues from transportation of customer-owned natural gas).

     Our largest customer is International Business Machines Corporation, which accounted for approximately 9% of our total electric revenues and approximately 1% of our total gas revenues for the year ended December 31, 1997.

     On September 25, 1998, our shareholders approved a holding company restructuring proposal set forth in an Agreement and Plan of Exchange between us and CH Energy Group, Inc. This restructuring is expected to become effective during the first half of 1999. As part of the restructuring, all of the outstanding shares of our common stock will be exchanged on a share-for-share basis for shares of CH Energy's common stock and we and most of our subsidiaries will become subsidiaries of CH Energy. Our debt securities and preferred stock outstanding on the date that the restructuring becomes effective will remain outstanding after that date and will not be changed.

                                 USE OF PROCEEDS

     We are offering hereby our unsecured Debt Securities, in the maximum amounts described on the cover page of this prospectus, on terms to be determined when an agreement or agreements to sell any or all of the Debt Securities are made from time to time.

     We expect to use the net proceeds  from sales of the Debt  Securities  for:
(a) the payment of maturing issues of long-term debt; (b) repayment of short-term debt expected to be incurred to fund contributions of additional equity to our unregulated subsidiaries; (c) repayment of short-term debt incurred or expected to be incurred for working capital requirements in connection with our construction program; and (d) financing expenditures for our construction program and for other corporate purposes, including repurchases by us of our common stock. More specific information concerning the use of the proceeds from any particular sale of Debt Securities will be set forth in the applicable prospectus supplement. Pending application for such purposes, proceeds from the sale of the Debt Securities may be temporarily invested in short-term instruments.

     We anticipate the need for additional funds for our construction program and for other corporate purposes and expect to incur short-term borrowings and may issue and sell additional securities as needed, in amounts and of types presently undetermined.

     Reference is made to the information contained in the documents referred to under the caption "Where You Can Find More Information" regarding our construction program and other significant capital requirements and our general financing plan and capabilities.


                       RATIOS OF EARNINGS TO FIXED CHARGES

     Our ratio of earnings to fixed charges for each of the last five fiscal years and the three, six and twelve months ended June 30, 1998 is as follows:


                                                                                               Three        Six        Twelve
                                                                                              Months      Months       Months
                                                                                               Ended       Ended        Ended
                                                       Year Ended December 31,               June 30,    June 30,     June 30,
                                                       -----------------------               --------    --------     --------

                                           1993       1994      1995      1996     1997        1998        1998         1998
                                           ----       ----      ----      ----     ----        ----        ----         ----
Ratio of Earnings to Fixed Charges.....    3.29       3.38      3.68      4.08     3.94        3.12        4.17         3.73

                                      -4-

   For purposes of this ratio: (i) earnings consist of pretax income from continuing operations to which fixed charges have been added; and (ii) fixed charges consist of interest charges on first mortgage bonds, other long-term debt, short-term debt, other interest charges, amortization of premium and expense on debt and the portion of rents representative of the interest factor.


                       DESCRIPTION OF THE DEBT SECURITIES

     GENERAL: The Debt Securities will be issued under an indenture, dated as of April 1, 1992 ("Indenture"), between us and U.S. Bank Trust National Association (formerly known as First Trust of New York, National Association) (as successor trustee to Morgan Guaranty Trust Company of New York), as Trustee ("Trustee"). The following are summaries of the Debt Securities and the Indenture. These summaries do not purport to be complete and are qualified in their entirety by the detailed provisions of the Indenture, to which we refer you.

     The Indenture does not limit the aggregate principal amount of securities which may be issued thereunder. The Debt Securities and all other securities issued and hereafter to be issued under the Indenture are collectively referred to as the "Securities." The Indenture does not limit the amount of other debt, secured or unsecured, which we may issue. The Debt Securities will rank PARI PASSU with all of our other unsecured indebtedness.

     Reference is made to the applicable prospectus supplement for a description of the following terms of specific series of Debt Securities: (i) the title of Debt Securities of such series; (ii) the limit, if any, upon the aggregate principal amount of Debt Securities of such series; (iii) the rate or rates, or the method of determination thereof, at which Debt Securities of such series will bear interest, if any; the date or dates from which such interest will accrue; the dates on which such interest will be payable ("Interest Payment Date"); and the regular record dates for the interest payable on such Interest Payment Dates; (iv) our obligation, if any, to redeem or purchase Debt Securities of such series pursuant to any sinking fund or analogous provisions or at the option of the holder thereof and the periods within which or the dates on which, the prices at which and the terms and conditions upon which Debt Securities of such series will be redeemed or purchased, in whole or in part, pursuant to such obligation; (v) the periods within which or the dates on which, the prices at which and the terms and conditions upon which such Debt Securities may be redeemed or repurchased, if any, in whole or in part, at our option; (vi) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Debt Securities of such series will be issuable; (vii) whether Debt Securities of such series are to be issued in whole or in part in the form of one or more global securities and, if so, the identity of the depositary for such global securities; (viii) the terms under which Debt Securities of such series may be convertible into our common stock or our other securities; and (ix) any other terms of such Debt Securities not inconsistent with the provisions of the Indenture.

     PAYMENT OF DEBT SECURITIES; TRANSFERS, EXCHANGES: Except as may be provided in the applicable prospectus supplement, interest, if any, on each Debt Security payable on each Interest Payment Date will be paid to the person in whose name such Debt Security is registered (the registered holder of any Security being herein called a "Holder") as of the close of business on the regular record date relating to such Interest Payment Date; PROVIDED, HOWEVER, that interest payable at maturity (whether at stated maturity, upon redemption or otherwise, hereinafter "Maturity") will be paid to the person to whom the principal of such Debt Security is paid. However, if there has been a default in the payment of interest on any Debt Security, such defaulted interest may be payable to the Holder of such Debt Security as of the close of business on a date selected by the Trustee not more than 15 days and not less than 10 days prior to the date we propose for payment of such defaulted interest.

   Principal of and premium, if any, and interest, if any, on the Debt Securities at Maturity will be payable upon presentation of the Debt Securities at the principal corporate trust office of U.S. Bank Trust National

Association, or of any successor paying agent, in New York, New York. We may change the place of payment on the Debt Securities, may appoint one or more paying agents (including ourselves) and may remove any paying agent, all in our discretion. The applicable prospectus supplement, or a supplement thereto, will identify any new place of payment and any paying agent appointed and will disclose the removal of any paying agent effected prior to the date of such prospectus supplement or supplement thereto.

     The transfer of Debt Securities may be registered, and Debt Securities may be exchanged for other Debt Securities of authorized denominations and of like tenor and aggregate principal amount, at the principal corporate trust office of U.S. Bank Trust National Association, or any successor transfer agent and registrar, in New York, New York. We may change the place for registration of transfer of the Debt Securities, may appoint one or more additional security registrars or transfer agents (including ourselves) and may remove any security registrar or transfer agent, all in our discretion. The applicable prospectus supplement, or a supplement thereto, will identify any new place for registration of transfer and any additional security registrar or transfer agent appointed and will disclose the removal of any security registrar or transfer agent effected prior to the date of such prospectus supplement or supplement thereto. No service charge will be made for any transfer or exchange of the Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. We will not be required (a) to issue, register the transfer of, or exchange Debt Securities during a period of 15 days prior to giving any notice of redemption or (b) to issue, register the transfer of, or exchange any Debt Security selected for redemption in whole or in part, except the unredeemed portion of any Debt Security being redeemed in part.

     REDEMPTION: Any terms of the optional or mandatory redemption of any series of Debt Securities will be set forth in the applicable prospectus supplement. Except as shall otherwise be provided with respect to any series of Debt Securities, or any tranche thereof, redeemable at the option of the Holder, the Debt Securities of such series, or any tranche thereof, will be redeemable only upon notice, by mail, not less than 30 nor more than 60 days prior to the date fixed for redemption and, if less than all of the Debt Securities of any series, or any tranche thereof, are to be redeemed, the particular Debt Securities will be selected by such method as the Trustee deems fair and appropriate.

     Any notice of optional redemption may state that such redemption shall be conditional upon the receipt by the Trustee, on or prior to the date fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest, if any, on such Debt Securities and that if such money has not been so received, such notice will be of no force or effect and we will not be required to redeem such Debt Securities.

     EVENTS OF DEFAULT: The following constitute events of default under the Indenture with respect to each series of Securities outstanding thereunder:

              (a) failure to pay any interest on any Security of such series within 60 days after the same becomes due and payable;

              (b) failure to pay any principal of or premium, if any, on any Security of such series within three Business Days (as defined in the Indenture) after the same becomes due and payable;

              (c) failure to perform or breach of any of our covenants or warranties in the Indenture (other than a covenant or warranty solely for the benefit of one or more series of Securities other than the Debt Securities) for 60 days after written notice to us by the Trustee, or to us and the Trustee by the Holders of at least 33% in principal amount of the Securities of such series outstanding under the Indenture as provided in the Indenture;

              (d) a default under any evidence of indebtedness by us (including a default with respect to any series of Securities or any First Mortgage Bonds ("Mortgage Bonds") issued under our Indenture of Mortgage, dated as of January 1, 1927, to The Bank of New York, as trustee, as supplemented and amended (the "Mortgage")), or a default under any instrument under which there may be issued any such indebtedness (including the Indenture and the Mortgage), in each case aggregating in excess of $5 million, which default shall constitute a failure to pay the principal of such indebtedness when due and payable (after the expiration of any applicable grace period) or shall have resulted in the acceleration of when such indebtedness becomes due and payable if (i) either the Trustee, or at least 10% in principal amount of any outstanding series of Securities, shall have given us notice of such default and (ii) within 10 days of said notice, such indebtedness is not discharged or such acceleration is not rescinded or annulled;

               (e)  certain events of bankruptcy, insolvency or reorganization;
                    and

               (f) any other event of default specified with respect to Securities of such series.

     REMEDIES: If an event of default with respect to any series of Securities occurs and is continuing, then either the Trustee or the Holders of not less than 33% in principal amount of the outstanding Securities of such series may declare the principal amount (or if the Securities of such series are discount notes or similar Securities, such portion of the principal amount as may be specified in the applicable prospectus supplement) of all of the Securities of such series to be due and payable immediately; PROVIDED, HOWEVER, that if such an event of default occurs and is continuing with respect to more than one series of Securities, the Trustee or the Holders of not less than 33% in aggregate principal amount of the outstanding Securities of all such series, considered as one class, may make such declaration of acceleration and not the Holders of the Securities of any one of such series.

     At any time after the declaration of acceleration with respect to the Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained, the event or events of default giving rise to such declaration of acceleration will, without further act, be deemed to have been waived, and such declaration and its consequences will, without further act, be deemed to have been rescinded and annulled, if:

              (a) we have paid or deposited with the Trustee a sum sufficient to pay

                  (1) all overdue interest on all Securities of such series,

                  (2) the principal of and premium, if any, on any Securities of such series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Securities,

                  (3) interest upon overdue interest at the rate or rates prescribed therefor in such Securities, to the extent that payment of such interest is lawful, and

                  (4) all amounts due to the Trustee under the Indenture;

        and

              (b) any other event or events of default with respect to the Securities of such series, other than the nonpayment of the principal of the Securities of such series which has become due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture.

     If any such event of default with respect to the Securities of any series occurs and is continuing, the Holders of a majority in principal amount of the outstanding Securities of such series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series; PROVIDED,

HOWEVER, that if such an event of default occurs and is continuing with respect to more than one series of Securities, the Holders of a majority in aggregate principal amount of the outstanding Securities of all such series, considered as one class, will have the right to make such direction, and not the Holders of the Securities of any one of such series; and provided, further, that (a) such direction will not be in conflict with any rule of law or with the Indenture and could not involve the Trustee in personal liability in circumstances where reasonable indemnity would not be adequate, (b) the Trustee may take any other action it deems proper which is not inconsistent with such direction, and (c) the Trustee shall not be obligated to take any action unduly prejudicial to Holders not joining in such direction. The right of a Holder of any Security of such series to institute a proceeding with respect to the Indenture is subject to certain conditions precedent, but each Holder has an absolute right to receive payment of principal and premium, if any, and interest, if any, when due and to institute suit for the enforcement of any such payment. The Indenture provides that the Trustee, within 90 days after the occurrence of any default thereunder with respect to the Securities of a series, is required to give the Holders of the Securities of such series notice of any default known to it, unless cured or waived; PROVIDED, HOWEVER, that, except in the case of a default in the payment of principal of or premium, if any, or interest, if any, on any Securities of such series, the Trustee may withhold such notice if the Trustee determines that it is in the interest of such Holders to do so; and provided, further, that in the case of such an event of default of the character specified above in clause (c) under "Description of the Debt Securities - Events of Default," no such notice shall be given to such Holders until at least 75 days after the occurrence thereof.

     We will be required to furnish annually to the Trustee a statement as to our performance of certain of our obligations under the Indenture and as to any default in such performance.

     COVENANTS: MAINTENANCE OF PROPERTY; PRESERVATION OF RIGHTS; CONSOLIDATION, OR MERGER, ETC.; NEGATIVE PLEDGE: We will cause (or, with respect to property owned in common with others, make a reasonable effort to cause) all our properties used or useful in the conduct of our business to be maintained and kept in good condition, repair and working order, ordinary wear and tear excepted, and will cause (or with respect to property owned in common with others, make a reasonable effort to cause) to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as, in our judgment, may be necessary so that the business carried on in connection therewith may be properly conducted; PROVIDED, HOWEVER, that the foregoing shall not prevent us from discontinuing, or causing the discontinuance of, the operation and maintenance of any of our properties if such discontinuance is, in our judgment, desirable in the conduct of our business.

     Subject to the provisions described in the next paragraph, we will do or cause to be done all things necessary to preserve and keep in full force and effect our corporate existence and our rights (charter and statutory) and franchises; PROVIDED, HOWEVER, that we shall not be required to preserve any such right or franchise if, in our judgment, (i) preservation thereof is no longer desirable in the conduct of our business and (ii) the loss thereof does not adversely affect the interests of the Holders in any material respect.

     We will not consolidate with or merge into any other corporation or corporations or convey, transfer or lease our properties and assets substantially as an entirety to any person or persons unless (a) the corporation or corporations formed by such consolidation or into which we are merged or the person or persons which acquires by conveyance or transfer, or which leases, our properties and assets substantially as an entirety, expressly assumes, by supplemental indenture, the due and punctual payment of the principal of and premium, if any, and interest, if any, on all the outstanding Securities and the performance of all of our covenants under the Indenture, (b) immediately after giving effect to any such transaction no event of default, and no event which after notice or lapse of time would become an event of default, will have occurred and be continuing, and (c) we will have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel as provided in the Indenture.

     We will not incur or permit to exist any mortgage, lien, pledge, charge or encumbrance of any kind (other than "Excepted Encumbrances") upon our property (other than "Excepted Property") to secure indebtedness without equally and ratably securing the outstanding Securities of all series, including the Debt Securities; PROVIDED, HOWEVER, that this restriction shall not apply in certain circumstances, including the pledging by us of assets in connection with the incurrences of indebtedness in aggregate principal amount not exceeding 3% of our net tangible utility assets at any time outstanding. "Excepted Encumbrances" includes, among other things, the following: (i) liens for taxes not delinquent and liens for taxes which are delinquent but are being contested in good faith by us; (ii) easements, rights of way, restrictions or reservations in our property for, among other things, roads, utility transmission and distribution facilities and other utility rights of way and immaterial defects in title;
(iii) purchase money mortgages on property acquired after the date of the Indenture; (iv) liens existing on assets prior to the acquisition thereof; (v) the lien of the Mortgage (accordingly, there is no restriction in the Indenture on additional issuances of Mortgage Bonds); and (vi) liens arising out of the refinancing, extension renewal or refunding of indebtedness secured by any lien permitted as certain Excepted Encumbrances, including by any of the foregoing clauses (iii), (iv) and (v). "Excepted Property" generally means personal property used in our ordinary business, including cash, accounts receivable, stock in trade, products generated or purchased by us, office equipment, motor vehicles, fuel and gas.

     MODIFICATION   OF  INDENTURE:   Without  the  consent  of  any  Holders  of
Securities, we and the Trustee may enter into one or more supplemental indentures for any of the following purposes:

              (a) to evidence the succession of another person to us and the assumption by any such successor of our covenants in the Indenture and the Securities; or

              (b) to add to our covenants for the benefit of the Holders of all or any series of outstanding Securities, or any tranche thereof, or to surrender any right or power conferred upon us by the Indenture; or

              (c) to add any additional events of default with respect to all or any series of outstanding Securities; or

              (d) to change or eliminate any provision of the Indenture or to add any new provision to the Indenture; PROVIDED that if such change, elimination or addition will adversely affect the interests of the Holders of Securities of any series or tranche in any material respect, such change, elimination or addition will become effective with respect to such series or tranche only when there is no Security of such series or tranche remaining outstanding under the Indenture; or

              (e) to provide collateral security for the Securities; or

              (f) to establish the form or terms of Securities of any series or tranche as permitted by the Indenture; or

              (g) to evidence and provide for the acceptance of appointment of a successor Trustee under the Indenture with respect to the Securities of one or more series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or to facilitate the administration of the trusts under the Indenture by more than one trustee; or

              (h)  to  provide  for  the  procedures   required  to  permit  the
        utilization of a noncertificated system of registration for any series of Securities; or

              (i) to change any place where (1) the principal of and premium, if any, and interest, if any, on Securities of any series, or any tranche thereof, shall be payable, (2) any Securities of any series, or any tranche thereof, may be surrendered for registration of transfer, (3) Securities of any series, or any tranche thereof, may be surrendered for exchange, and (4) notices and demands to or upon us in respect of the Securities of any series, or any tranche thereof, and the Indenture may be served; or

              (j) to cure any ambiguity, or inconsistency or to make any other provisions with respect to matters or questions arising under the Indenture, PROVIDED such other provisions shall not adversely affect the interests of the Holders of Securities of any series in any material respect.

     The Holders of a majority in aggregate principal amount of the Securities of all series then outstanding under the Indenture may, before the time compliance by us with certain restrictive provisions of the Indenture is required, waive our compliance with one or more of such provisions. The Holders of not less than a majority in principal amount of the Securities of any series then outstanding under the Indenture may waive any past default under the Indenture with respect to such series, except a default in the payment of principal, premium, or interest and certain covenants and provisions of the Indenture that cannot be modified or be amended without the consent of the Holder of each outstanding Security of such series affected.

     Without limiting the generality of the foregoing, if the Trust Indenture Act is amended after the date of the Indenture to require changes to the Indenture or the incorporation therein of additional provisions or permit changes to, or the elimination of, provisions which, at the date of the Indenture or at any time thereafter, are required by the Trust Indenture Act to be contained in the Indenture, we and the Trustee may, without the consent of any Holders, enter into one or more supplemental indentures to effect or reflect any such change, incorporation or elimination.

     Except as provided in the first paragraph under this subheading, the consent of the Holders of not less than a majority in principal amount of the Securities of all series then outstanding under the Indenture, considered as one class, is required for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture pursuant to one or more supplemental indentures; PROVIDED, HOWEVER, that if less than all of the series of Securities outstanding under the Indenture are directly affected by a supplemental indenture, then the consent only of the Holders of a majority in aggregate principal amount of the outstanding Securities of all series so directly affected, considered as one class, will be required; and PROVIDED, FURTHER, that if the Securities of any series shall have been issued in more than one tranche and if the proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Securities outstanding of all tranches so directly affected, considered as one class, shall be required; and PROVIDED, FURTHER, that no such supplemental indenture will, without the consent of the Holder of each Security outstanding under the Indenture of each such series or tranche directly affected thereby, (a) change the stated maturity of, or any installment of principal of or the rate of interest on (or the amount of any installment of interest on), any Security, or reduce the principal thereof or redemption premium thereon, if any, or change the amount payable upon acceleration of a discount note or method of calculating the rate of interest thereon, or otherwise modify certain terms of payment of the principal thereof or interest or premium thereon, (b) reduce the percentage in principal amount of the Securities outstanding under such series or tranche required to consent to any supplemental indenture or waiver of compliance with any provision of the Indenture or any default under the Indenture and its consequences, or to reduce the requirements for quorum and voting, or (c) modify certain of the provisions in the Indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults.

     A supplemental indenture which changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of one or more particular series of Securities or of one or more tranches thereof, or which modifies the rights of the Holders of Securities of such series or tranche with respect to such covenant or other provision, shall be deemed not to affect the rights under the Indenture of the Holders of any other Securities.

     DEFEASANCE: The Securities of any series, or any portion of the principal amount thereof, will be deemed to have been paid for purposes of the Indenture (except as to any surviving rights of registration of transfer or exchange expressly provided for in the Indenture), and our entire indebtedness in respect thereof will be deemed to have been satisfied and discharged, if there shall have been irrevocably deposited with the Trustee, in trust: (a) money in the amount which will be sufficient, or (b) Government Obligations (as defined below), which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide monies which, together with the money, if any, deposited with or held by the Trustee, will be sufficient, or (c) a combination of (a) and (b) which will be sufficient, to pay when due the principal of and premium, if any, and interest, if any, due and to become due on such Securities or portions thereof on and prior to the maturity thereof. For this purpose, "Government Obligations" include direct obligations of, or obligations unconditionally guaranteed by, the United States of America entitled to the benefit of the full faith and credit thereof and certificates, depositary receipts or other instruments which evidence a direct ownership interest in such obligations or in any specific interest or principal payments due in respect thereof.

     As a condition to defeasing any series of Securities as described above, we are obligated to obtain a legal opinion to the effect that the defeasance will be tax free to the Holders of the Securities to be defeased.

     TITLE: We, the Trustee, and any agent of ours or the Trustee may treat the Holder of a Debt Security as the absolute owner thereof (whether or not such Debt Security may be overdue) for the purpose of making payment and for all other purposes.

                           LEGAL OPINIONS AND EXPERTS

     The legality of the Debt Securities offered hereby and all legal matters in connection therewith will be passed upon for us by Gould & Wilkie, our general counsel, One Chase Manhattan Plaza, New York, New York and for any underwriter, dealer or agent by Winthrop, Stimson, Putnam & Roberts, One Battery Park Plaza, New York, New York.

     The statements as to matters of law and legal conclusions under the headings "The Company" and "Description of the Debt Securities" have been reviewed by Gould & Wilkie and are set forth in reliance upon their opinion given upon their authority as experts.

     Our consolidated financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 1997 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


                              PLAN OF DISTRIBUTION

     We may sell the Debt Securities: (i) through underwriters or dealers; (ii) directly to one or more purchasers; or (iii) through agents. Each prospectus supplement will set forth the terms of the offering of the Debt Securities offered thereby, including the name or names of any underwriters, dealers or agents, the initial public offering price or purchase price of such Debt Securities, the proceeds we receive from such sale, any underwriting discounts and other items constituting underwriters' compensation, any discounts or concessions allowed or reallowed or paid to dealers, any securities exchange on which Debt Securities may be listed and the use of delayed delivery contracts, if any. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Only firms named in a prospectus supplement are deemed to be underwriters, dealers or agents in connection with the Securities offered thereby.

     If underwriters are used in the sale of the Debt Securities, such Debt Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Such Debt Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more underwriters. Any underwriters with respect to any of the Debt Securities will be named in the prospectus supplement applicable to such Debt Securities and, if an underwriting syndicate is used, the managing underwriter or underwriters will be named on the cover page of such prospectus supplement. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase any of the Debt Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such Debt Securities if any are purchased.

     Subject  to  certain  conditions,  we may agree to  indemnify  the  several underwriters or agents and their controlling persons against certain liabilities, including liabilities under the Securities Act of 1933, as amended, arising out of or based upon, among other things, any untrue statement or alleged untrue statement of a material fact contained in the registration statement, this prospectus, a prospectus supplement or the documents incorporated by reference herein or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. See the applicable prospectus supplement.

     Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bids to purchase the underlying Debt Security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the Debt Securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the Debt Securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the Debt Securities to be higher than it would otherwise be. The underwriters may engage in any such activities on any exchange or other market in which the Debt Securities may be traded. If commenced, the underwriters may discontinue those activities at any time. The prospectus supplement or pricing supplement, as applicable, will set forth the anticipated delivery date of the Debt Securities being sold at that time.

     Underwriters, dealers and agents or their affiliates may engage from time to time in various general financing, investment banking and commercial banking transactions with us and certain of our affiliates.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


                                ITEM                                  AMOUNT

Filing fee, Securities and Exchange Commission....................   $13,275
Printing of Registration Statement, Prospectus,
          Indenture and Notes.....................................     3,000*
Auditor's fees and expenses.......................................     3,000*
Expenses in connection with qualification of securities under
          blue sky laws including counsel fees....................     2,000*
Legal services - Company's counsel................................    60,000*
Authentication and delivery of Notes and
          Trustee's fees and expenses including counsel fees......     4,300*
Agents' counsel fee and expenses..................................    38,000*
Rating agencies fees..............................................    60,000*
Miscellaneous disbursements.......................................     8,425*
                                                                    --------

                  Total.............................................$192,000*
                                                                    ========
--------
* Estimated


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Directors and officers of the Registrant are in certain cases entitled, pursuant to provisions contained in Sections 721 through 726 of the New York Business Corporation Law ("BCL"), Article II, Section 13, of the Bylaws of the Registrant, and the Registrant's Retirement Income Plan and Disability Plan, to indemnification against expenses and liabilities arising from their acts or omissions. The Bylaws of the Registrant contain provisions that the Registrant shall indemnify, to the full extent permitted by law, any person made, or threatened to be made, a party to any action or proceedings, whether civil or criminal, by reason of the fact that such person is or was a director or officer of the Registrant. The Registrant has entered into an indemnification agreement with each of its directors and officers. Each such agreement relates to indemnification by the Registrant to the full extent authorized or permitted by law for any civil or criminal action or proceeding arising by reason of that individual's role as a director or officer of the Board of Directors or as an officer or employee of the Registrant or service with any other corporation, partnership, joint venture, trust, employee benefit plan or enterprise in any such capacity at the request of the Registrant. In addition, the Registrant's Certificate of Incorporation exempts directors from certain liabilities arising out of events occurring on and after April 6, 1988, pursuant to Section 402(b) of the BCL. The Registrant, pursuant to authority granted by the BCL, has purchased liability insurance on behalf of itself and its directors and officers in connection with the corporate responsibilities of such directors and officers.

     The form of distribution agreement to which the offering contained in this Registration Statement relates also provides that the agents named therein will, under certain circumstances, indemnify the Registrant, its directors and officers, and any person who controls any thereof.

ITEM 16.  EXHIBITS.

     Following  is the list of Exhibits,  as required by Item 601 of  Regulation
S-K,  filed  as  part  of  the  Registration   Statement,   including   Exhibits
incorporated herein by reference:

Exhibit Number
(Regulation S-K
    Item 601
   Designation)                       Exhibit
   ------------                       -------


 (1)     -   Form of Distribution Agreement.

 (4)     -   Instruments defining the rights of security holders:

 *(i)1            -   Indenture, dated as of April 1, 1992, between Registrant
                            and U.S. Bank Trust National Association (formerly known as First Trust of New York, National Association) (as successor trustee to Morgan Guaranty Trust Company of New York), as Trustee, dated as of April 1, 1992 (previously filed with the Company's Current Report on Form 8-K, dated May 27, 1992, as Exhibit (4)(ii)29).

  (i)2            -   Form of Officers' Certificate, establishing the Notes,
                        with form of Note attached.

(5)      -   Opinion of counsel re legality.

(12)     -   Statement  showing  the  Computation  of the Ratios of Earnings to Fixed Charges.

(23)     -   Consents of experts and counsel.

     (a)          -   Consent of PricewaterhouseCoopers LLP.

     (b)          -   Consent of Gould & Wilkie (contained in their opinion,
                           a copy of which is filed as  Exhibit (5)).

(24)    -    Power of attorney for each officer and director  signing the
                Registration Statement.

(24.1)  -    Certified  copy of  resolutions  of the Board of  Directors authorizing execution of the Registration Statement.

(25)    -    Statement of Eligibility  and  Qualification  on Form T-1 of
                  U.S. Bank Trust National Association, as trustee under the Indenture, dated as of April 1, 1992, between Registrant and U.S. Bank Trust National Association (formerly known as First Trust of New York, National Association) (as successor trustee to Morgan Guaranty Trust Company of New York), as Trustee.

--------
   *  Incorporated herein by reference.

ITEM 17.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

                    (i) to include any prospectus  required by Section  10(a)(3)
               of the Securities Act of 1933 ("Act");

                    (ii) to  reflect  in the  prospectus  any  facts  or  events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offered range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                    (iii) to include any  material  information  with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     PROVIDED,  HOWEVER,  that the  undertakings set forth in paragraphs (i) and
     (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
     Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in the first paragraph of Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, AND STATE OF NEW YORK, ON THE 13TH DAY OF OCTOBER, 1998.


                               CENTRAL HUDSON GAS & ELECTRIC CORPORATION
                                             (Registrant)


                           By              /S/ WILLIAM P. REILLY
                              -------------------------------------------
                                  (William P. Reilly, Attorney-in-Fact)


     PURSUANT  TO  THE   REQUIREMENTS  OF  THE  SECURITIES  ACT  OF  1933,  THIS
REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.


                    SIGNATURES AND TITLES                                DATE

JOHN E. MACK III, Chairman of the Board
     (Principal Executive Officer) and
     Director; STEVEN V. LANT, Treasurer
     and Assistant Secretary (Principal
     Financial Officer); DONNA S. DOYLE,
     Controller (Principal Accounting
     Officer); JACK EFFRON, FRANCES D.
     FERGUSSON, HEINZ K. FRIDRICH,
     EDWARD F.X. GALLAGHER, PAUL J.
     GANCI, CHARLES LAFORGE and EDWARD
     P. SWYER, Directors


By                   /S/ WILLIAM P. REILLY                   October 13, 1998
   --------------------------------------------------
               (William P. Reilly, Attorney-in-Fact)

                                                 INDEX TO EXHIBITS



Exhibit Number
(Regulation S-K
   Item 601
  Designation)                       Exhibit
  ------------                       -------


 (1)     -   Form of Distribution Agreement.

 (4)     -   Instruments defining the rights of security holders:

 *(i)1            -   Indenture, dated as of April 1, 1992, between Registrant
                            and U.S. Bank Trust National Association (formerly known as First Trust of New York, National Association) (as successor trustee to Morgan Guaranty Trust Company of New York), as Trustee, dated as of April 1, 1992 (previously filed with the Company's Current Report on Form 8-K, dated May 27, 1992, as Exhibit (4)(ii)29).

  (i)2            -   Form of Officers' Certificate, establishing the Notes,
                        with form of Note attached.

(5)      -   Opinion of counsel re legality.

(12)     -   Statement  showing  the  Computation  of the Ratios of Earnings to Fixed Charges.

(23)     -   Consents of experts and counsel.

     (a)          -   Consent of PricewaterhouseCoopers LLP.

     (b)          -   Consent of Gould & Wilkie (contained in their opinion,
                           a copy of which is filed as  Exhibit (5)).

(24)    -    Power of attorney for each officer and director  signing the
                Registration Statement.

(24.1)  -    Certified  copy of  resolutions  of the Board of  Directors authorizing execution of the Registration Statement.

(25)    -    Statement of Eligibility  and  Qualification  on Form T-1 of
                  U.S. Bank Trust National Association, as trustee under the Indenture, dated as of April 1, 1992, between Registrant and U.S. Bank Trust National Association (formerly known as First Trust of New York, National Association) (as successor trustee to Morgan Guaranty Trust Company of New York), as Trustee.

--------
   *  Incorporated herein by reference.